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                                                                    EXHIBIT 22


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
Oriental Financial Group Inc.
San Juan, Puerto Rico

We consent to the incorporation by reference in Registration Statements No. 333-102696, No. 333-57052 and No. 333-84473 of Oriental Financial Group Inc. on Form S-8 of our report dated September 3, 2004, incorporated by reference in this Annual Report on Form 10-K of Oriental Financial Group Inc. for the year ended June 30, 2004.


DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
September 10, 2004


Stamp No. 2005031
affixed to original.